Exhibit 10.5

DEED OF ASSIGNMENT

(Deepwater Tano)

THIS DEED OF ASSIGNMENT is made the 1st day of September 2006

BY AND AMONG:

1.               Kosmos Energy Ghana HC, a Cayman Islands exempted company (“Assignor”);

2.               Anadarko WCTP Company, a Ghanaian company (“Assignee”);

3.               The Minister of Energy representing the Government of the Republic of Ghana;

4.               The Ghana National Petroleum Corporation, a public corporation established by Provisional National Defence Council Law 64 of 1983 (“GNPC”); and

collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS

(A)                    Assignor has agreed to assign and transfer to Assignee an undivided 18% Participating Interest in the Petroleum Agreement (the “Subject Interest”).

(B)                      The prior consent of the Minister of Energy of the Government of the Republic of Ghana and of GNPC to this assignment has been granted pursuant to the letter August 18, 2006 annexed hereto.

(C)                      In order to effect the assignment and transfer referred to in Recital (A), the Parties have agreed to the execution of this Deed.

THEREFORE it is agreed as follows:

1.                             In this Deed:

(a)          unless the context otherwise requires, the words, phrases and expressions defined in the Petroleum Agreement shall have the meanings given to them in the Petroleum Agreement;

(b)         references to clauses are to clauses to this Deed unless otherwise specified;

(c)          references to the singular shall include the plural and vice versa; and

(d)         the following terms shall bear the meanings ascribed to them:

“Effective Date”	shall have the meaning given to such term in the Farm-out Agreement;

“Farmout Agreement”	means the agreement between Assignor and Assignee dated March, 2006, and as amended

“Participating Interest”	means an undivided percentage interest in the rights, privileges, duties and obligations of the Contractor under the Petroleum Agreement;

“Petroleum Agreement”

means the Petroleum Agreement dated 10 March 2006 amongst the Government of the Republic of Ghana, (GNPC, Assignor, Tullow Ghana Limited and Sabre Oil and Gas Limited in respect of the Deepwater Tano Block, offshore Ghana; and

“Subject Interest”	shall have the meaning ascribed thereto in the Recitals.

2.                             By this Deed Assignor assigns and Assignee accepts the assignment by Assignor of all of Assignor’s rights, entitlements, obligations and liabilities in the Subject Interest, subject to and in accordance with the terms and conditions of this Deed.

3.                             Assignor hereby represents and warrants to Assignee that:

(a)          As of the date hereof, neither Assignor nor its employees or agents have taken or agreed to take any action which would result in liability for commissions, finder’s fees or other compensation for services in connection with this Agreement.

(b)         Assignor has the legal right, power and authorization to execute and enter into this Deed and to act upon this Deed in accordance with its terms;

(c)          Assignor has not transferred, assigned or encumbered in any way the Subject Interest;

(d)         To the knowledge of Assignor, the Petroleum Agreement is in full force and effect;

(e)          As of the date hereof, Assignor is not aware of (i) any litigation relating to the Petroleum Agreement or (ii) any breach or threatened revocation of the Petroleum Agreement.

4.                             Assignee covenants that with effect on and from the Effective Date, in respect of the Subject Interest, it shall perform and observe all of the terms and conditions contained in, and shall assume all obligations and liabilities arising in and under, the Petroleum Agreement and each Party shall accept such performance and observance by Assignee in place of Assignor. Assignee shall be liable to the other Parties for any claims, fines, proceedings, injury, costs (including reasonable legal costs), loss, damage or expense incurred by the other Parties as a result of the failure by Assignee to comply with its obligations under this clause 4.

5.                             Nothing contained herein shall prejudice the rights and obligations of Assignor and Assignee under or in connection with the Petroleum Agreement and any other documents made between them in relation to the transfer of the Subject Interest.

6.                             Each Party shall keep confidential and shall not disclose to any third party any information provided by the other Parties in connection with the negotiation, execution or performance of this Deed without the prior written consent of the other Parties which shall not be unreasonably withheld or delayed; provided that nothing in this Deed shall prevent the disclosure of information in the circumstances set forth in clause 16.5 of the Petroleum Agreement (subject to clause 16.6 thereof), which shall be deemed to be repeated, mutatis mutandis, herein.

7.                             No Party shall make any announcement to the public or otherwise publicise this Deed or any arrangement entered into under or in connection with this Deed without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed.

8.                             This Deed may only be amended or varied by the written agreement of each of the Parties.

9.                             No waiver or failure by a Party to insist on the strict performance of this Deed or to act in respect of the default of another Party and no acceptance of payment or performance during the continuance of any such default shall preclude any right, relief or remedy under or in connection with this Deed available to the non-defaulting Parties and may not be relied upon by the defaulting Party as a consent to that default or to its repetition.

10.                       No Party shall be entitled to assign this Deed without the consent of the other Parties. This Deed shall bind and enure to the benefit of the Parties and their respective successors and permitted assigns.

11.                       All notices and other communications required or permitted under this Deed shall be in writing to the appropriate Party at the address specified below:

If to Assignor, to:		If to Assignee, to:

Kosmos Energy Ghana HC		Anadarko WCTP Company

c/o Kosmos Energy, LLC		GnG Manager. Africa Captured Assets
8401 North Central Expressway;		Anadarko Petroleum Corporation
Suite 280		1201 Lake Robbins Drive
Dallas, Texas 75225		The Woodlands, Texas 77380

Attn:	W. Greg Dunlevy	Attn:	Jonathan Leason
Fax:	(214)363 9024	Fax:	(832) 636 8020

If to the Minister of Energy on behalf Of the Government of the Republic Of Ghana, to:		If to GNPC, to:

Minister of Energy		Ghana National Petroleum Corporation

Private Mail Bag		Petroleum House
Ministry Post Office		Harbour Road
Accra, Ghana		Private Mail Bag
Tema, Ghana
Attn.	Minister of Energy	Attn.	The Managing Director
Fax.	233 216 68262	Fax.	233 212 32039

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient Party at the address set forth above by mail, personal delivery, expedited or overnight courier, messenger service or fax, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient Party. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

12.                       The Parties agree to promptly execute and deliver all such further instruments and promptly do and perform all such further acts and things as shall be necessary or expedient for the carrying out of the provisions of this Deed.

13.                       This Deed shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

14.                       This Deed is governed by and shall be construed in accordance with the laws of Ghana.

IN WITNESS WHEREOF this Deed has been executed for and on behalf of the Parties.

EXECUTED as a DEED	)	/s/ KOSMOS ENERGY GHANA HC
on behalf of	)
KOSMOS ENERGY GHANA HC	)
Director

/s/ KOSMOS ENERGY GHANA HC
Director/Secretary

EXECUTED as a DEED	)
on behalf of	)
ANADARKO WCTP COMPANY	)
/s/ ANADARKO WCTP COMPANY
Director

/s/ ANADARKO WCTP COMPANY
Director/Secretary

EXECUTED as a DEED	)
on behalf of	)
THE GOVERNMENT OF THE	)
REPUBLIC OF GHANA	)
/s/ THE GOVERNMENT OF THE REPUBLIC OF GHANA
Minister of Energy

EXECUTED as a DEED	)	/s/ THE GHANA NATIONAL PETROLEUM CORPORATION
on behalf of	)
THE GHANA NATIONAL	)
PETROLEUM CORPORATION	)
Director
/s/ THE GHANA NATIONAL PETROLEUM CORPORATION

Director/Secretary

MINISTRY OF ENERGY

	Tel: 667152/683961-4 Telex: 2436 ENERGY GH Fax: 668262 TDD Code (233-21) Email. moen@energymm.gov.gh	Private Mail Bag Ministries Post Office Accra. Ghana. Post Office Box SD.40 Stadium Post Office Accra, Ghana.
Republic of Ghana
	DA 119/255/04	August 18, 2006

Kosmos Energy 8401 North Central Expressway Suite 280, Dallas Texas 75225

Re:	Petroleum Agreement
Deepwater Tano Block, Offshore Ghana
Assignment of a Participating Interest to Anadarko

This Ministry has received your letter dated July 20, 2006 regarding the above.

The Ministry of Energy and Ghana National Petroleum Corporation (GNPC) hereby approve your request to assign 18% of Deepwater Tano Block Offshore Ghana to Anadarko Petroleum Corporation.

We hope this would accelerate the pace of exploration in the block.

/s/ Hon. Joseph K. Adda (MP)
Hon. Joseph K. Adda (MP) Minister

Cc:	The Managing Director
GNPC
Tema

The Country Manager
Kosmos Energy
Accra